Exhibit 99.1

Enertopia Announces Third Update to Spring Drilling Program at WT Lithium Project

Kelowna, British Columbia--(Newsfile Corp. - April 11, 2023) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

We are happy to report that four additional drill holes have been completed with all intersecting the light green claystone horizon. The drill crew is back from their Easter break and the final part of the drill program is now underway. The company will provide additional summaries as the drilling program progresses to final assays being released.

It is gratifying that thus far every hole in the 2023 drill program has intersected the green claystone horizon, which so far has hosted the higher-grade Lithium assays as reported during the 2022 drilling program.

2023 Second Phase Drill Holes completed and reported today:

HOLE #	From ft	To ft	Claystone Horizon type	Comments
DH23-07	0	46	Overburden
	46	105	Green claystone
	105	113	Ash tuff
	113	124	Green claystone
	124	181	Dark green, claystone	EOH
DH23-05	0	130	Overburden
	130	195	Green claystone
	195	221	Silt and ash tuff
	221	255	Green claystone
	255	265	Green claystone back to ash tuff
	265	302	Green claystone
	302	313	Green claystone and ash tuff
	313	320	Green claystone
	320	339	Green tan claystone and ash tuff
	339	352	Green tan claystone	EOH
DH23-04	0	114	Overburden
	114	268	Green claystone
	268	276	Green claystone / ash tuff
	276	286	Dark tan claystone	EOH
DH23-06	0	37	Overburden
	37	87	Green claystone
	87	91	Transition to black claystone
	91	137	Black claystone / ash intervals	EOH

Inaugural 43-101 report

Upon completion of the 2023 drilling program (and once all assays are received), the Company will commission the writing of an inaugural 43-101 report for the West Tonopah Project, which covers 1,760 acres.

"I am extremely pleased with every hole to date intersecting what is believed to be the higher-grade green claystone horizon thus far. We look forward to a steady stream of news and advancements in 2023." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Randy Henkle, P. Geol. a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.